Exhibit 3.5
Execution Version
AMENDMENT NUMBER ONE TO THE FIRST AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP
OF
ALTA MESA HOLDINGS, LP
(A Texas Limited Partnership)
     THIS AMENDMENT NUMBER ONE TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ALTA MESA HOLDINGS, LP (this “Agreement”) is made and entered into effective as of May 12, 2010, (the “Funding Date”) by and between Alta Mesa Holdings GP, LLC, a Texas limited liability company (“Alta Mesa GP”), as the sole general partner, the Class A Limited Partners and Alta Mesa Investment Holdings Inc. (“Sowood”), as the Class B Limited Partner.
RECITALS
     WHEREAS, Alta Mesa Holdings, LP (the “Partnership”) has heretofore been formed as a limited partnership under the Texas Revised Limited Partnership Act pursuant to the Certificate of Limited Partnership of Alta Mesa Holdings, LP filed with the Secretary of State of Texas on September 26, 2005 and the Agreement of Limited Partnership of Alta Mesa Holdings, LP, dated September 26, 2005 by and among Alta Mesa GP and the Class A Limited Partners (the “Original Agreement”);
     WHEREAS, on September 1, 2006, the Original Agreement was amended and restated (the “Amended and Restated Agreement”) to provide for the admission of Sowood as the Class B Limited Partner;
     WHEREAS, Sowood and the Partnership have entered into that certain Contribution Agreement, dated as of December 22, 2009, as amended and restated as of the date hereof (the “Contribution Agreement”), pursuant to which Sowood has agreed to make an additional capital contribution to the Partnership as of the Funding Date, for the consideration and on the other terms and conditions set forth in the Contribution Agreement; and
     WHEREAS, the Contribution Agreement contemplates the amendment of the Amended and Restated Agreement as provided herein.
     NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and in the Contribution Agreement, the parties, intending to be legally bound, hereby agree as follows. Any initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Agreement.
ARTICLE 1
     1.1 Amendment of ARTICLE III and Section 3.5 of the Amended and Restated Agreement: The title of ARTICLE III of the Amended and Restated Agreement is hereby amended to be “CAPITALIZATION AND INTERESTS” and Section 3.5 of the Amended and Restated Agreement is hereby amended to read in its entirety as follows:
     “3.5 Interests. The Interest of each of the Partners, expressed as a percentage of all Interests, are as set forth on Exhibit B.”
     1.2 Amendment of Section 4.1 of the Amended and Restated Agreement. Section 4.1 of the Amended and Restated Agreement is hereby amended to read in its entirety as follows:

“4.1 Distributions of Net Cash From Operations. Distributions of Net Cash From Operations shall be made in the following order of priority:
          (a) first, 85% to the Class B Limited Partner and 15% to the General Partner and the Class A Limited Partners until the Class B Limited Partner has received aggregate distributions from the Partnership since the Effective Date equal to the Class B Limited Partner’s aggregate Capital Contributions since the Effective Date (the “1x Return Amount”);
          (b) second, 85% to the Class B Limited Partner and 15% to the General Partner and the Class A Limited Partners until the cumulative amount of distributions to the Class B Limited Partner pursuant to this Agreement results in the Class B Limited Partner achieving a 15% IRR;
          (c) third, 65% to the Class B Limited Partner and 35% to the General Partner and the Class A Limited Partners until the cumulative amount of distributions to the Class B Limited Partner pursuant to this Agreement result in the Class B Limited Partner achieving a 27.5% IRR; and
          (d) thereafter, 25% to the Class B Limited Partner and 75% to the General Partner and the Class A Limited Partners.
All distributions made to the General Partner and the Class A Limited Partners under this Section 4.1 shall be made Pro Rata to such Partners.”
     1.3 Amendment of Section 4.2 of the Amended and Restated Agreement. Section 4.2 of the Amended and Restated Agreement is hereby amended to read in its entirety as follows:
     “4.2 Distributions of Net Cash From a Liquidity Event. Net Cash From a Liquidity Event shall be distributed to the Partners as follows:
          (a) if the Liquidity Event occurs prior to January 1, 2012, Net Cash From a Liquidity Event shall be distributed to the Partners in the same manner as Net Cash From Operations is distributed pursuant to Section 4.1; provided, however, that if such distributions will not provide the Class B Limited Partner aggregate distributions from the Partnership since the Effective Date equal to at least 200% of the Class B Limited Partner’s aggregate Capital Contributions since the Effective Date (the “2x Return Amount”), then the Net Cash From a Liquidity Event otherwise distributable to the General Partner and the Class A Limited Partner shall be distributed to the Class B Limited Partner until the Class B Limited Partner receives aggregate distributions from the Partnership equal to the 2x Return Amount; or
          (b) if the Liquidity Event occurs on or after January 1, 2012, Net Cash From a Liquidity Event shall be distributed to the Partners as follows:
               (i) first, 100% to the Class B Limited Partner until the Class B Limited Partner receives aggregate distributions under this Agreement from the Partnership equal to the 1x Return Amount;
               (ii) second, 85% to the Class B Limited Partner and 15% to the General Partner and the Class A Limited Partners until the cumulative amount of distributions to the Class B Limited Partner pursuant to this Agreement result in the Class B Limited Partner achieving a 10% IRR;
               (iii) third, 100% to the General Partner and the Class A Limited Partners until the aggregate distributions pursuant to Sections 4.1, 4.2(b)(i) and 4.2(b)(ii) of this Agreement and this

Section 4.2(b)(iii) have been distributed 85% to the Class B Limited Partner and 15% to the General Partner and Class A Limited Partners;
               (iv) fourth, 85% to the Class B Limited Partner and 15% to the General Partner and the Class A Limited Partners until the cumulative amount of distributions to the Class B Limited Partner pursuant to this Agreement result in the Class B Limited Partner achieving a 15% IRR;
               (v) fifth, 65% to the Class B Limited Partner and 35% to the General Partner and the Class A Limited Partners until the cumulative amount of distributions to the Class B Limited Partner pursuant to this Agreement result in the Class B Limited Partner achieving a 27.5% IRR ; and
               (vi) thereafter, 25% to the Class B Limited Partner and 75% to the General Partner and the Class A Limited Partners.
All distributions made to the General Partner and the Class A Limited Partners under this Section 4.2 shall be made Pro Rata to such Partners.”
     1.4 Amendment to Section 4.7(b) of the Amended and Restated Agreement. The two references in the text of Section 4.7(b) of the Amended and Restated Agreement shall be amended to refer to Section 4.7(d).
     1.5 Amendment of Section 5.2(i) of the Amended and Restated Agreement. The two incidents of the term “Oil and Gas Interests” in the text of Section 5.2(i) of the Amended and Restated Agreement shall be amended to read “Properties”.
     1.6 Amendment of Section 5.6(b) of the Amended and Restated Agreement. Section 5.6(b) of the Amended and Restated Agreement is hereby amended to read in its entirety as follows. The provisions of Sections 5.6(b)(i), (ii), (iii), (iv) and (v) shall remain in full force and effect and are not amended hereby.
          “(b) Initiation of Liquidity Event. Following the earlier of (i) January 1, 2012, and (b) a breach of or default by the Partnership under any representation, warranty, covenant or agreement contained in any loan or credit agreement to which the Partnership is a party or by which its assets are bound, following the expiration of any cure periods contained in such instruments with respect thereto, provided notice is timely provided to the appropriate parties thereto, and irrespective of whether Sowood has received the notice required to be sent to it by the Partnership pursuant to Section 5.3 of the Contribution Agreement, the Class B Limited Partner, may without consent of any other Partner, upon notice to the General Partner and Class A Partners (the “Liquidity Request”), request that the General Partner take such actions set forth below, to cause the Partnership and its Subsidiaries, or the Assets to be sold to one or more third parties, subject to the Class A Partners’ right of right of first offer as set forth below:”
     1.7 Amendment of Section 6.4(d) of the Amended and Restated Agreement. Clause (A) of the third sentence of Section 6.4(d) of the Amended and Restated Agreement is hereby amended to read in its entirety as follows:
“(A) that Partner’s (or that Partner’s Affiliates’) officers, directors, trustees, employees, legal counsel, accountants, current and potential investors and lenders, or other professional consultants (with respect to whom the Partner shall remain responsible for the confidentiality of such Confidential Information);”

     1.8 Amendment to Defined Term on Exhibit A. Exhibit A of the Amended and Restated Agreement is hereby amended by deleting the current definition of “Pro Rata,” and replacing it to read in its entirety as follows:
“Pro Rata” means the ratio determined by dividing the Interest as reflected on Exhibit B of each Partner to whom a particular provision of this Agreement is stated to apply by the aggregate of the Interests as reflected on Exhibit B of all Partners to whom that provision is stated to apply.”
     1.9 Amendment to Exhibit B. The term “Percentage Interest” in the heading of the center column of Exhibit B shall be amended to read “Interest”.
     1.10 Table of Contents. To the extent an amendment is made to the Amended and Restated Agreement that requires a conforming change to the Table of Contents thereof, such conforming change shall be made hereby.
ARTICLE 2
CONSENTS
     2.1 The Class B Partner hereby consents to the transactions contemplated by the Contribution Agreement and this Agreement as required by Sections 5.3(n) and (o) of the Amended and Restated Agreement.
ARTICLE 3
MISCELLANEOUS
     3.1 Except as amended herein, all of the provisions of the Amended and Restated Agreement remain in full force and effect.
     3.2 This Agreement has been consented to in writing by the General Partner, a Supermajority-in-Interest and the Class B Limited Partner.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the Funding Date.

GENERAL PARTNER: ALTA MESA HOLDINGS GP, LLC a Texas limited liability company

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle, Chief Executive Officer

CLASS A LIMITED PARTNERS: ALTA MESA RESOURCES, LP, a Texas limited partnership
By:	Alta Mesa Resources GP, LLC,
a Texas limited liability company,
its sole general partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle, Chief Executive Officer

GALVESTON BAY RESOURCES HOLDINGS, LP, a Texas limited partnership
By:	Galveston Bay Resources Holdings GP, LLC,
a Texas limited liability company,
its sole general partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle, Chief Executive Officer

PETRO ACQUISITIONS HOLDINGS, LP, a Texas limited partnership
By:	Petro Acquisitions Holdings GP, LLC,
a Texas limited liability company,
its sole general partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle, Chief Executive Officer

PETRO OPERATING COMPANY HOLDINGS, INC., a Florida corporation
By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle, President

CLASS B LIMITED PARTNER: ALTA MESA INVESTMENT HOLDINGS INC.
By:	/s/ Brent Willson
Brent Willson
President